Exhibit 10.48

$500,000.00	August 4th, 2022

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, ATHENA BITCOIN, INC., a Delaware corporation, and ATHENA BITCOIN GLOBAL, a Nevada corporation (collectively, the “Borrowers” and each a “Borrower”), hereby jointly and severally and unconditionally promises to pay to the order of MICHAEL KOMARANSKY or his assigns (the “Noteholder,” and together with the Borrowers, the “Parties”), the principal amount of FIVE HUNDRED THOUSAND and NO/100 Dollars ($500,000.00), together with all accrued interest thereon as provided in this Promissory Note (the “Note”).

1. Definitions; Interpretation.

1.1 Capitalized terms used herein shall have the meanings set forth in this Section

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“Applicable Rate” means the rate equal to six percent (6.0%).

“Borrower(s)” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

“Debt” of a Borrower, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements, or similar arrangements entered into by such Borrower providing for protection against fluctuations in interest rates, currency exchange rates, or commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than such Borrower; and (h) indebtedness set out in clauses (a) through (g) of any Person other than such Borrower secured by any lien on any asset of such Borrower, whether or not such indebtedness has been assumed by such Borrower.

“Default” means any of the events specified in Section 9 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 9, would, unless cured or waived, become an Event of Default.

“Default Rate” means the Applicable Rate plus five hundred (500) basis points. “Event of Default” has the meaning set forth in Section 9.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

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“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

“Loan” means FIVE HUNDRED THOUSAND and NO/100 Dollars ($500,000.00).

“Maturity Date” means the earlier of (a) the date that is thirty (30) calendar days after the date first set forth above and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 10.

“Note” has the meaning set forth in the introductory paragraph. “Noteholder” has the meaning set forth in the introductory paragraph. “Parties” has the meaning set forth in the introductory paragraph.

“Permitted Debt” means Debt (a) existing or arising under this Note and any refinancing thereof; (b) existing as of the date of this Note and set out in Schedule 1; (c) which may be deemed to exist with respect to swap contracts; (d) owed in respect of any netting services, overdrafts, and related liabilities arising from treasury, depository, and cash management services in connection with any automated clearinghouse transfers of funds; (e) unsecured insurance premiums owing in the ordinary course of business, and (f) any Qualified Financing.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Qualified Financing” means the issuance or series of related issuances by a Borrower of Qualified Securities the terms of which (a) provide a valuation cap no greater than $0.16 per share on a fully diluted basis (whether upon a next equity financing, liquidation or dissolution of Borrower, upon maturity thereof, or otherwise) immediately prior to consummating such issuance(s) and (b) require minimum proceeds to be received by Borrower of $500,000.00 in the aggregate.

“Qualified Securities” means, with respect to a Borrower, (a) indebtedness of such Borrower that is convertible into equity securities such Borrower, or (b) equity securities of the Borrower.

“Security Agreement” means the Security Agreement, dated as of the date hereof, by and between the Borrowers and Noteholder.

1.2 Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein to: (x) Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

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2.Payment Dates; Optional Prepayments; Qualified Financing.

2.1 Payment Dates. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable in a single lump sum (the “Lump Sum Amount”) on the Maturity Date, unless otherwise provided in Section 10.

2.2 Optional Prepayments. The Borrowers may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

2.3 Qualified Financing. If, prior to the Maturity Date, a Borrower undergoes a Qualified Financing, Noteholder shall be required to participate in such Qualified Financing by surrendering this Note in exchange for the Qualified Securities issued in accordance with such Qualified Financing, the terms of which are substantially similar to all Qualified Securities issued by such Borrower pursuant to such Qualified Financing. Notwithstanding anything to the contrary, the purchase price paid by Noteholder for any Qualified Securities in connection with a Qualified Financing shall be the aggregate amount of outstanding principal and accrued and unpaid interest due and owning hereunder at the time of such purchase.

3. Security Agreement. The Borrowers’ performance of their obligations hereunder is secured by a first priority security interest in the collateral specified in the Security Agreement.

4. Interest.

4.1 Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

4.2 Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

4.3 Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which the Loan is made, and shall not accrue on the Loan for the day on which it is paid.

4.4 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrowers under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

5. Payment Mechanics.

5.1 Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrowers from time to time.

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5.2 Application of Payments. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

5.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.4 Rescission of Payments. If at any time any payment made by the Borrowers under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, the Borrowers’ obligation to make such payment shall be reinstated as though such payment had not been made.

6. Representations and Warranties. Each Borrower jointly and severally hereby represents and warrants to the Noteholder on the date hereof as follows:

6.1 Existence; Power and Authority; Compliance with Laws. Each Borrower (a) is a corporation duly organized, validly existing, and in good standing under the laws of the state of its jurisdiction of organization, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to execute and deliver this Note and the Security Agreement, and to perform its obligations hereunder and thereunder, and (c) is in compliance with all Laws.

6.2 Authorization; Execution and Delivery. The execution and delivery of this Note and the Security Agreement by each Borrower and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. Each Borrower has duly executed and delivered this Note and the Security Agreement.

6.3 No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for either Borrower to execute, deliver, or perform any of its obligations under this Note or the Security Agreement.

6.4 No Violations. The execution and delivery of this Note and the Security Agreement and the consummation by each Borrower of the transactions contemplated hereby and thereby do not and will not (a) violate any Law applicable to each Borrower or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which each Borrower may be bound.

6.5 Enforceability. Each of the Note and the Security Agreement is a valid, legal, and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms.

7. Affirmative Covenants. Until all amounts outstanding under this Note have been paid in full, each Borrower shall:

7.1 Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business other than any rights, privileges, and franchises that expire or terminate by their respective terms.

7.2 Compliance. Comply with all Laws applicable to it and its business and its obligations under its material contracts and agreements.

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7.3 Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

7.4 Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after it becomes aware that an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

7.5 Further Assurances. Promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note and the Security Agreement.

8. Negative Covenants. Until all amounts outstanding under this Note have been paid in full, each Borrower shall not:

8.1 Indebtedness. Incur, create, or assume any Debt, other than Permitted Debt.

8.2 Liens. Incur, create, assume, or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP; and

(b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings; and (c) Liens created pursuant to the Security Agreement.

8.3 Line of Business. Enter into any business, directly or indirectly, except for those businesses in which the Borrower is engaged on the date of this Note or that are reasonably related thereto.

9. Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

9.1 Failure to Pay. The Borrowers fail to pay the Lump Sum Amount when due.

9.2 Breach of Representations and Warranties. Any representation or warranty made by a Borrower to the Noteholder herein or in the Security Agreement is incorrect in any material respect on the date as of which such representation or warranty was made.

9.3 Breach of Covenants. A Borrower fails to observe or perform (a) any covenant, condition, or agreement contained in Section 7.4 or this Section 9 or (b) any other material covenant, obligation, condition, or agreement contained in this Note or the Security Agreement, other than those specified in clause (a) and Section 9.1, and such failure continues for 10 days.

9.4 Cross-Defaults. A Borrower fails to pay when due any of its Debt (other than Debt arising under this Note), or any interest or premium thereon, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt.

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9.5 Bankruptcy.

(a) A Borrower commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or a Borrower makes a general assignment for the benefit of its creditors;

(b) There is commenced against a Borrower any case, proceeding, or other action of a nature referred to in Section 9.5(a) which, if such Borrower does not prevail, could result in the entry of an order for relief or any such adjudication or appointment;

(c) There is commenced against a Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which, if such Borrower does not prevail, could result in the entry of an order for any such relief;

(d) A Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 9.5(a), Section 9.5(b), or Section 9.5(c) above; or

(e) A Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

9.6 Judgments. One or more judgments or decrees shall be entered against any Borrower.

10. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at its option, by written notice to the Borrowers (a) declare the entire principal amount of the Loan, together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under the Security Agreement or applicable Law; provided, however, that if an Event of Default described in Section 9.5 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.

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11. Miscellaneous.

11.1 Notices.

(a) All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(i)	If to the Borrowers:

[ADDRESS]

Attn: [NAME OF CONTACT]

Telephone : [NUMBER]

Email: [ADDRESS]

With a copy to (which shall not constitute notice):

[NAME OF BORROWER’S COUNSEL]

[COUNSEL’S ADDRESS]

[COUNSEL’S CONTACT INFORMATION]]

(ii)	If to the Noteholder:

[ADDRESS]

Attn: [NAME OF CONTACT]

Telephone: [NUMBER],

Email: [ADDRESS]

With a copy to (which shall not constitute notice):

Berger Singerman LLP

201 East Last Olas Blvd., Suite 1500

Fort Lauderdale, Florida 33301

mgoldberg@bergersingerman.com

sjablonski@bergersingerman.com

Attn: Mitchell W. Goldberg; Scott Jablonski

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

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11.2 Expenses. If there is an Event of Default under this Note and this Note is placed in the hands of an attorney for collection, or in the event that this Note is collected in whole or in part by suit or through probate or bankruptcy proceedings, or other legal proceedings of any kind, the Borrowers jointly and severally agree to pay, in addition to all the sums payable hereunder, the Noteholder’s reasonable expenses of collection, including without limitation, reasonable attorneys’ fees and disbursements, whether or not suit is brought and through all appeals.

11.3 Governing Law. This Note, the Security Agreement, and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, the Security Agreement, and the transactions contemplated hereby and thereby shall be governed by the laws of the State of Florida.

11.4 Submission to Jurisdiction.

(a) Each Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note or the Security Agreement may be brought in the courts of the State of Florida located in Miami-Dade County or of the United States of America for the Southern District of Florida and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against a Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 11.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue any Borrower in any other court having jurisdiction over such Borrower or (ii) serve process upon any Borrower in any manner authorized by the laws of any such jurisdiction.

11.5 Venue. Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or the Security Agreement in any court referred to in Section 11.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11.6 Waiver of Jury Trial. EACH BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE SECURITY AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

11.7 Integration. This Note and the Security Agreement constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

11.8 Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. No Borrower may assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

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11.9 Waiver of Notice. Each Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

11.10 Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

11.11 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

11.12 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

11.13 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

11.14 Severability. If any term or provision of this Note or the Security Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or the Security Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Note effective as of the date first set forth above.

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SCHEDULE 1

1.	In 2017, the Company entered into several subordinated note agreements with shareholders of the Company’s common stock. The notes had a principal amount of $117,000 with maturity dates in 2021 and 2022. Interest as defined in the notes is 12% per annum. As of June 30, 2022 the outstanding principal was $90,000.

2.	On May 30, 2017, the Company entered into a senior note agreement with Consolidated Trading Futures, LLC. The note provided for a principal amount of $1,490,000 secured against the Company’s cash in machines and held by service providers. Interest as defined in the note as 15% per annum with an original maturity date of May 31, 2022. During the second quarter of 2022, the maturity date was extended to May 31, 2023 pursuant to a joint agreement. The Company agreed to make a one-time payment in the amount of $200,000 and weekly payments in the amount of $25,000 towards the reduction of the principal amount of the loan. As of June 30, 2022 the outstanding principal was $1,215,000.

3.	On August 1, 2018, the Company entered into a promissory note with LoanMe, Inc. The promissory note provided for a principal amount of $100,000, with a final maturity date of August 1, 2028, with equal monthly installment payments of $2,000. Interest as defined in the promissory note is 24% per annum. As of June 30, 2022, and December 31, 2021, the outstanding principal was $83,000.

4.	On January 31, 2020, the Company entered into a convertible debenture agreement with KGPLA LLC, an entity in which Mike Komaransky, a former director and principal shareholder of the Company has controlling interest. The convertible debenture provided for a principal amount of $3,000,000, with a maturity date of January 31, 2025. Interest as defined by the agreement is 8% per annum. KGPLA, LLC has the option to convert the outstanding principal and accrued interest balance into common stock of the Company at the lower of $0.012 per share or 20% discount to the next major financing or change in control. As of June 30, 2022 the outstanding principal amount of the debenture was $3,000,000.

5.	On June 22, 2021 the Company authorized the issuance and sale of up to $5,000,000 in aggregate principal amount of Convertible Debentures. The convertible promissory notes (i) are unsecured, (ii) bear interest at the rate of 6% per annum, and (iii) are due two years from the date of issuance. The outstanding amount of the convertible debt is $1,520,000 on June 30, 2022.

6.	On September 22, 2021, the Company entered into a borrowing arrangement with Banco Hipotecario secured against the Company’s assets in El Salvador. The promissory note provided for a principal amount of $1,500,000, with a final maturity date of 36 months after disbursal with equal monthly installment payments of $49,108 with a moratorium of 2 months. Interest as defined in the loan arrangement is 7.5% per annum. As of June 30, 2022the outstanding principal was $1,273,000.

7.	On December 12, 2021, the Company entered into a financing agreement for $75,000 with Capital Premium Financing, Inc. to pay the insurance premium on its commercial liability insurance with an annual percentage rate of 15.28% per annum repayable in nine monthly installments beginning February 1, 2022. As of June 30, 2022the outstanding principal was $34,000.

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